UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): February 6, 2001


                         _______________


                       EOG RESOURCES, INC.
      (Exact name of registrant as specified in its charter)



         Delaware               1-9743           47-0684736
      (State or other         (Commission     I.R.S. Employer
       jurisdiction              File       Identification No.)
    of incorporation or         Number)
       organization)

     1200 Smith Street
         Suite 300                                 77002
      Houston, Texas                             (Zip code)
   (Address of principal
    executive offices)


                          713/651-7000
      (Registrant's telephone number, including area code)

                       EOG Resources, Inc.

Item 9.  Regulation FD Disclosure

This document includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although EOG (`the Company') believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include, but are not limited to, the timing and extent of changes in reserve quantities and commodity prices for crude oil, natural gas and related products and interest rates; the extent of the Company's success in discovering, developing, producing and marketing reserves and in acquiring oil and natural gas properties; uncertainties and changes associated with international projects and operations including reserve estimates, markets, contract terms, construction, financing availability, operating costs, and political developments around the world; and conditions of the capital and equity markets during the periods covered by the forward looking statements.

First Quarter and Full Year 2001
--------------------------------
     The first quarter and full year 2001 forecasts set forth below are given as of the date of this document only and are based on current available information and expectations. The Company does not undertake any obligation to update these estimates as conditions change or other information becomes available.

     The Company continues to target 4 percent growth in North
America production for 2001.

      Lease  and  well expense reflects a reclassification  of
transportation   costs  previously  deducted  from   operating
revenues, resulting in an expected increase of approximately $.07 per Mcfe in lease and well unit costs and a corresponding
decrease   in   per   unit   pricing   differentials.     This
reclassification  decreases  US  natural  gas  and   crude   oil
differentials by approximately $.04 per Mcf and $.08 per Bbl, respectively for 2001. Canadian natural gas differentials decrease by approximately $.10 per Mcfe.

      There are currently no price swap contracts in place for 2001 natural gas production. There are price swap contracts in place for 3.0 Mbd of crude oil at an average price of $26.25 per barrel through August 31, 2001.

      Capital expenditures for the full year 2001, excluding acquisitions, are expected to be between $700 and $800 million.

     A tax benefit from the exercise of employee stock options is expected to increase discretionary cash flow by $2.0 to $3.0 million during the first quarter and $8.0 to $12.0 million for the full year.

      The Company does not provide guidance on other income, other expense, or gain or loss on sales of assets unless specifically noted.

     Additional estimates are shown in the attached table.

Other Items:
      In December 2000, the Board of Directors authorized the repurchase of up to an additional 5 million shares of common stock of the Company increasing the original authorization to 15 million shares. At December 31, 2000, the remaining authorization was 7.1 million shares.


Definitions
     Mcf       Thousand cubic feet
     Mcfe      Thousand cubic feet equivalent
     MMcfd     Million cubic feet per day
     Bbl       Barrels
     Mbd       Thousand barrels per day
     WTI       West Texas Intermediate
     MM        Millions
     NYMEX     New York Mercantile Exchange

                            SIGNATURE

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


EOG RESOURCES, INC.



Date: February 6, 2001                   By:  /s/
                                             -------------------
                                             Timothy K. Driggers
                                         Vice President Accounting
                                          and Land Administration

                                               EOG Resources, Inc.
	                                         Estimated Ranges

					                       1Q 2001		    Full Year 2001
                                                        --------------------  	----------------------
North America Production Growth Target (Bcfe)			                         4%

Daily Production
  Natural Gas (Mmcfd)
    US		 					680 	-	 700 	 690 	-	 700
    Canada		 				120 	-	 130 	 135 	-	 145
    Trinidad	 				 	90 	-	 125 	  90 	-	 125
    Total		 				890 	-	 955 	 915 	-	 970

  Crude Oil (Mbd)
    US		 					22.0 	-	 23.5 	22.0 	-	 23.5
    Canada		  			 	 2.0 	-	  2.5 	 2.0 	-	  2.5
    Trinidad	 				 	 1.5 	-	  2.0 	 1.5 	-	  2.0
    Total		 				25.5 	-	 28.0 	25.5 	-	 28.0

  Natural Gas Liquids (Mbd)
    US		 		 			2.5 	-	  2.5    2.5 	-	  3.0
    Canada		 		 		0.5 	-	  1.0 	 0.5 	-	  1.0
    Total		 		 		3.0 	-	  3.5 	 3.0 	-	  4.0

Operating Costs
  Unit Costs ($/Mcfe)
    Lease and Well (See text comment)	      		$0.37 	-	$0.41 	$0.37 	-	$0.41
    Depreciation, Depletion and Amortization  		$0.90 	-	$1.00 	$0.95 	-	$1.05

Expenses ($MM)
  Exploration, Dry Hole and Impairment         		40.0 	-	 45.0 	150.0 	-	180.0
  General and Administrative	       	       		20.0 	-	 25.0 	 80.0 	-	 85.0
  Net Interest			               		11.0 	-	 13.0 	 40.0 	-	 45.0
  Capitalized Interest			        	 1.5 	-	  2.0 	  7.0 	-	  8.0

Taxes Other than Income (% of Revenue)			 6.5 	 - 	  7.0 	  6.5 	-	  7.0

Taxes
  Effective Rate			         	  30%	-	   40%	   30%	-	   40%
  Deferred Ratio			         	  30%	-	   40%	   30%	-	   40%

Preferred Dividends ($MM)			 	 2.5 	-	  3.0 	 11.0 	-	 11.5

Average Shares Outstanding (MM)
  Basic			                       		117.0 			 117.0
  Fully Diluted			               		119.0 	 - 	 120.0 	 119.0 	 - 	 120.0

Capital Expenditures Excluding Acquisitions ($MM)
  North America					 			   	  620 	 - 	   700
  International					         		   	   80 	 - 	   100
  Total									   	  700 	 - 	   800

Pricing
  Natural Gas ($/Mcf)
     Differentials
	US - below NYMEX Henry Hub			$0.05	 - 	 $0.15	 $0.05	 - 	 $0.25
	Canada - below NYMEX Henry Hub			$0.20	 - 	 $0.95	 $0.20	 - 	 $0.95
     Realizations
	Trinidad 		 			$1.22			 $1.22

  Crude Oil ($/Bbl)
     Differentials
	US - below WTI					$0.75	 - 	$1.00	 $0.75	 - 	 $1.00
	Canada - below WTI				$2.00	 - 	$2.75	 $2.00	 - 	 $2.75
	Trinidad - below WTI				$2.25	 - 	$2.75	 $2.25	 - 	 $2.75
